            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the proper identification number to give:

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                                                 Give the name and
                                                 SOCIAL SECURITY
For this type of account:                        number of--
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
 1. Individual account                           The individual

 2. Two or more individuals (joint account)      The actual owner of the
                                                 account or, if combined
                                                 funds, the first individual on
                                                 the account(1)

 3. Custodian account of a minor (Uniform        The minor(2)
    Gift to Minors Act)

 4. a. The usual revocable savings trust         The grantor-trustee(1)
       (grantor is also trustee)
   b. The so-called trust account that is not    The actual owner(1)
      a legal or valid trust under State law

 5. Sole proprietorship                          The owner(3)
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

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                                                Give the name and
                                                EMPLOYER
                                                IDENTIFICATION
For this type of account:                       number of--
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
 6. A valid trust, estate, or pension trust     Legal entity (do not furnish
                                                the identification number of
                                                the personal representative or
                                                trustee unless the legal entity
                                                itself is not designated in the
                                                account title)(4)

 7. Corporate                                   The corporation

 8. Association, club, religious, charitable,   The organization
    educational, or other tax-exempt
    organization

 9. Partnership                                 The partnership

10. A broker or registered nominee              The broker or nominee

11. Account with the Department of              The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or prison)
    that receives agricultural program
    payments
-------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employment identification number.
(4) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, Form W-7, Application for IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding:
  . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
  . The United States or any agency or instrumentally thereof.
  . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentally thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentally thereof.
  . An international organization or any agency, or instrumentally thereof.

Payees that may be Exempt from Backup Withholding:
  . A corporation.
  . A foreign central bank of issue.
  . A dealer in securities or commodities required to register in the United
    States, the District of Columbia, or a possession of the United States.
  . A futures commission merchant registered with the Commodity Futures Trading
    Commission.
  . A real estate investment trust.
  . An entity registered at all times during the tax year under the Investment
    Company Act of 1940.
  . A common trust fund operated by a bank under section 584(a).
  . A financial institution.
  . A middleman known in the investment community as a nominee or custodian.
  . A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
    States and which have at least one nonresident alien partner.
  . Payments made by certain foreign organizations.
  . Payments of patronage dividends not paid in money.
  . Section 404(k) distributions made by an ESOP.

Payments of Interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Mortgage or student loan interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see regulations under sections 6041, 6041A, 6044, 6045, 6049, 6050A, and 6050N.

Privacy Act Notice.--Section 6109 of the Internal Revenue Code requires you to give your correct tax identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws.

You must provide your tax identification number whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a tax identification number to a payee. Certain penalties may also apply.

Penalties:
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.